EXHIBIT 2(h)(1)


                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST
                        (a Massachusetts business trust)

                            15,000,000 Common Shares
                               (Without Par Value)


                               PURCHASE AGREEMENT
                               ------------------

                                                                   May 21, 1993

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
A.G. EDWARDS & SONS, INC.
KEMPER SECURITIES, INC.
PRUDENTIAL SECURITIES INCORPORATED
SHEARSON LEHMAN BROTHERS INC.
DAIN BOSWORTH INCORPORATED
FIRST OF MICHIGAN CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
RONEY & CO.
TUCKER ANTHONY INCORPORATED
  As Representatives of the several Underwriters
c/o    Merrill Lynch & Co.
       Merrill Lynch World Headquarters
       World Financial Center, North Tower
       New York, New York  10281-1209

Dear Sirs:

         Putnam Municipal Opportunities Trust, a Massachusetts business trust (the "Fund"), and Putnam Investment Management, Inc., a Delaware corporation (the "Adviser"), each confirms its agreement with you (the "Representatives") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10) with respect to the sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of 15,000,000 common shares of beneficial interest, without par value, of the Fund (the "Common Shares") as set forth in Schedule A and, with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 2,250,000 additional Common Shares to cover over-allotments. The aforesaid 15,000,000 Common Shares (the "Initial Shares"), together with all or any part of the


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2,250,000 additional Common Shares subject to the option described in Section 2 hereof (the "Option Shares"), hereinafter are collectively called the "Shares".

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Fund and the Representatives, on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Fund and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 33-60790) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and a notification on Form N-8A of registration of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations of the Commission under the 1933 Act, the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Rules and Regulations), as from time to time amended or supplemented pursuant to the 1933 Act (or otherwise), are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Registration Statement" as used herein does not include any registration statement relating to an offering of preferred shares of beneficial interest offered by the Fund.

         The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         SECTION 1. Representations and Warranties. (a) The Fund and the Adviser each severally represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:


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                  (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriters through their Representatives expressly for use in the Registration Statement or Prospectus and, with respect to the representations and warranties of the Fund, shall not apply to the description of the Investment Manager contained in the Prospectus under the caption "Investment Manager" and to the section of the Prospectus under the caption "Conditions in the Tax Exempt Securities Market".

                  (ii) The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                  (iii) The statement of assets and liabilities included in the Registration Statement presents fairly the financial position of the Fund as at the date indicated; and such statement of assets and liabilities has been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (iv) Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business and (c) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its common shares of beneficial interest.

                  (v) The Fund has been duly established and is validly existing as a voluntary association (commonly referred to as a business trust) under the laws of The

         Commonwealth of Massachusetts; the Agreement and Declaration of Trust, as it may have been amended (the "Declaration of Trust"), pursuant to which the Fund was established, confers on the trustees named therein, and their successors in trust, power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Fund is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and the Fund has no subsidiaries.

                  (vi) The Fund has filed with the Commission a notification on Form N-8A of the registration of the Fund as a closed-end non-diversified management investment company under the 1940 Act and is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company.

                  (vii) The authorized, issued and outstanding common shares of beneficial interest of the Fund are as set forth in the Prospectus under the caption "Description of Shares"; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable (except as set forth in the Prospectus); the Shares conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Shares to be purchased by the Underwriters is not subject to preemptive or other similar rights; and this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Fund.

                  (viii) The Fund is not in violation of its Declaration of Trust or the by-laws, as amended, of the Fund (the "By-laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Management Contract and the Administrative Services Contract referred to in the Prospectus (as used herein, the "Management Contract" and the "Administration Contract", respectively) and the Custodian Agreement dated May 3, 1991 among the Fund, certain affiliates of the Fund and Putnam Fiduciary Trust Company (the "Custodian Agreement") and the Investor Servicing Agreement dated July 1, 1991 pursuant to which Putnam Fiduciary Trust Company will act as the Fund's dividend disbursing agent, transfer agent and registrar (the "Investor Servicing Agreement") and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary trust action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or the By-laws or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Pricing Agreement, the Management Contract, the Investor Servicing Agreement or the Custodian Agreement, except such as has been obtained under the 1940 Act or as may be required under the 1933 Act, or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (ix) The Management Contract, the Administration Contract, the Investor Servicing Agreement and the Custodian Agreement have each been duly authorized, executed and delivered by the Fund and comply with all applicable provisions of the 1940 Act.

                  (x) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus.

                  (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened against the Fund which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

                  (xii) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

                  (xiii) The Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

         (b) The Adviser represents and warrants to each Underwriter as follows:

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                  (i) The Adviser has been duly incorporated as a corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

                  (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Management Contract for the Fund as contemplated by the Prospectus.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Adviser; the Management Contract and the Administration Contract have each been duly authorized, executed and delivered by the Adviser and constitute a valid and binding obligation of the Adviser, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement, the Management Contract or the Administration Contract nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any material agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                  (iv) The Adviser has the financial resources available for the performance of its services and obligations as contemplated in the Prospectus.

                  (v) All advertisements authorized in writing or prepared by the Fund or the Adviser for use in the public offering of the Shares pursuant to Rule 482 under the Rules and Regulations (an "Omitting Prospectus") and all other advertisements and sales literature authorized in writing prepared by the Fund or the Adviser for use in connection with the public offering of the Shares complied and comply with the requirements of the 1933 Act, the Rules and Regulations and the rules and interpretations of the NASD and no such advertisement contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Fund at the price per share set forth in the Pricing Agreement the Shares set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (1) If the Fund has elected not to rely upon Rule 430A under the Rules and Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                  (2) If the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Representatives and the Fund. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Fund. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Fund and the Representatives.

                  (3) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters to purchase up to an additional 2,250,000 Shares at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 45 days after the date hereof (or, if the Fund has elected to rely upon Rule 430A under the Rules and Regulations, 45 days after the execution of the Pricing Agreement) and may be exercised, up to three times, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Fund setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Fund. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule A (except as otherwise provided in the Pricing Agreement).

                  (4) The Fund will notify the Underwriters at least 10 days prior to the declaration of any dividend to be declared during the 45 day period during which the option to purchase the Option Shares is in effect.

         (b) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048 or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Fund has elected to rely upon Rule 430A, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned office of Brown & Wood, or at such other place as shall be mutually agreed upon by the Fund and the Representatives, on each Date of Delivery as specified in the notice from the Representatives to the Fund. Payment shall be made to the Fund by certified or official bank check or checks drawn in New York Clearing House or similar next-day funds and payable to the order of the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Initial Shares and Option Shares shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares and the Option Shares to be purchased by any Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificate for the Initial Shares and the Option Shares will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Fund. The Fund covenants with each Underwriter as follows:

         (a) The Fund will use its best efforts to cause the Registration Statement to become effective under the 1933 Act, and will advise the Representatives promptly as to the time at which the Registration Statement becomes so effective.

         (b) The Fund will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) when the Prospectus has been timely filed pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations, whichever is applicable under the Rules and Regulations, (iii) of the receipt by the Fund of any comments from the Commission, (iv) of any request by the Commission to the Fund for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance to the Fund by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) During any period in which an Underwriter is required to deliver a prospectus in connection with the sale or offer of Shares, the Fund will give the Representatives notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus whether pursuant to the 1933 Act, the 1940 Act or otherwise, and the Fund will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

         (d) The Fund will deliver to the Representatives, as soon as practicable, two signed copies of the Registration Statement as originally filed and of each amendment thereto, in each case with three sets of the exhibits filed therewith, and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the other Underwriters.

         (e) The Fund will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1940 Act or the Rules and Regulations.

         (f) During any period in which an Underwriter is required to deliver a prospectus in connection with the sale or offer of Shares, if any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters), so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the Statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading; and, in case any Underwriter is required to deliver a Prospectus nine months or more after the effective date of the Registration Statement in connection with sales of any of the Shares, the Fund will prepare promptly, upon request of such Underwriter (made through the Representatives), and at the expense of such Underwriter, such amendment or amendments to the Registration Statement, and such Prospectus, as may be necessary to permit compliance with the 1933 Act, the 1940 Act and the Rules and Regulations.

         (g) The Fund will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided; provided, however, the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

         (h) The Fund will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve month period beginning not later than the first day of the Fund's fiscal quarter next following the effective date of the Registration Statement.

         (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of the Pricing Agreement, the Fund will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

         (j) Between the date of this Agreement and the termination of any trading restrictions or Closing Time, whichever is later, the Fund will not, without the Underwriters' prior consent, offer or sell, or enter into any agreement to sell, any equity related securities of the Fund, except with regard to any preferred shares as contemplated in the Prospectus.

         SECTION 4. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iv) the fees and disbursements of the Fund's counsel and accountants, (v) the qualification of the

Shares under securities laws in accordance with the provisions of Section 3(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectuses, of any Omitting Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses incurred with respect to the filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses incurred with respect to the listing of the Shares on the New York Stock Exchange.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Adviser shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. In the event the transactions contemplated hereunder are not consummated (except as a result of a termination of this Agreement pursuant to Section 10), the Adviser agrees to pay all of the costs and expenses set forth in the first paragraph of this
Section 4 which the Fund would have paid if such transactions were consummated.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or with the consent of the Representatives, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representatives, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) At Closing Time the Representatives shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Ropes & Gray, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Fund has been duly organized and is validly
                  existing as an unincorporated association commonly referred to as a business trust under the laws of The Commonwealth of Massachusetts.

                           (ii) The Fund has power and authority to own, lease
                  and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                           (iii) The Shares have been duly authorized for
                  issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable (except as set forth in the Prospectus); and the issuance of the Shares is not subject to preemptive or other similar rights.

                           (iv) This Agreement and the Pricing Agreement have
                  each been duly authorized, executed and delivered by the Fund.

                           (v) The Registration Statement is effective under the
                  1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (vi) At the time the Registration Statement became
                  effective and at the Representation Date, the Registration Statement (other than the statement of assets and liabilities and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

                           (vii) The authorized shares of beneficial interest of
                  the Fund conform to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Shares is in proper form and complies with all applicable statutory requirements.

                           (viii) To the best of their knowledge and
                  information, there are no legal or governmental proceedings pending or threatened against the Fund which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                           (ix) To the best of their knowledge and information,
                  there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the

                  Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

                           (x) No consent, approval, authorization or order of
                  any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriters, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement, the Pricing Agreement, the Management Contract, the Administration Contract, the Custodian Agreement and the Investor Servicing Agreement and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or By-laws, or any law, administrative regulation or administrative or court decree.

                           (xi) The Management Contract, the Administration
                  Contract and the Custodian Agreement have each been duly authorized, executed and delivered by the Fund; the Management Contract complies with Section 15(a) of the 1940 Act and the Custodian Agreement complies, in all material respects, with all applicable provisions of the 1940 Act.

                           (xii) The Fund is registered with the Commission
                  under the 1940 Act as a closed-end non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the provisions of the Declaration of Trust and the By-laws comply as to form in all material respects with the requirements of the 1940 Act.

                           (xiii) The information in the Prospectus under the
                  caption "Taxation", to the extent that it constitutes matters of law or legal conclusions, provides a fair summary of such law or conclusions.

                  (2) The favorable opinion, dated as of Closing Time, of William H. Woolverton, Esq., general counsel to the Adviser, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Adviser has been duly organized as a
                  corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

                           (ii) The Adviser is duly registered as an investment
                  adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Management Contract or the Administration Contract for the Fund as contemplated by the Prospectus.

                           (iii) This Agreement, the Management Contract and the
                  Administration Contract have been duly authorized, executed and delivered by the Adviser and the Management Contract and the Administration Contract each constitute a valid and binding obligation of the Adviser, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement, the Management Contract or the Administration Contract nor the performance by the Adviser of its obligations hereunder or thereunder will, to the best of such counsel's knowledge, conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice of lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                           (iv) To the best of such counsel's knowledge and
                  information, the description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (3) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in (i), (iii) to (vi), inclusive, and (xii) of subsection (b)(1) of this Section.

                  (4) In giving their opinions required by subsection (b)(1) and
         (b)(3), respectively, of this Section, Ropes & Gray and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (excluding the statement of assets and liabilities and other financial or statistical data included therein, as to which such counsel need express no belief), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the statement of assets and liabilities and other financial or statistical data included therein as to which such counsel need express no belief), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, Brown & Wood may rely as to matters involving the laws of The Commonwealth of Massachusetts upon the opinion of Ropes & Gray. Ropes & Gray, Brown & Wood and Coopers & Lybrand may rely, as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Fund and the Adviser.

         (c) At Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser, which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the Prospectus, (iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and
(iv) no proceedings shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Registration Statement and the Prospectus; and the Representatives shall have received, at Closing Time, a certificate of the Fund signed by the President or Treasurer of the Fund and of the Adviser signed by the President, a Managing Director or a Vice

President of the Adviser, dated as of Closing Time, evidencing compliance with the appropriate provisions of this subsection (c) and, in the case of the President or the Treasurer of the Fund, stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made as of Closing Time.

         (d) At Closing Time, the Representatives shall have received a certificate, dated as of Closing Time, of the Adviser signed by the President, a Managing Director or a Vice President, to the effect that the representations and warranties of the Adviser contained in Sections 1(a) and (b) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

         (e) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations; (ii) it is their opinion that the statement of assets and liabilities included in the Registration Statement and covered by their opinion therein complies as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1940 Act and the Rules and Regulations; and (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital shares or net assets of the Fund as compared with amounts shown on the statements of assets and liabilities included in the Prospectus.

         (f) At Closing Time, the Representatives shall have received from Coopers & Lybrand a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

         (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in all material respects in form and substance to the Representative and counsel for the Underwriters.

         (h) In the event the Underwriters exercise their option provided in
Section 2 hereof to purchase all or any portion of the option Shares, the representations and warranties of the Fund and the Adviser contained herein and the statements in any certificate furnished by the Fund and the Adviser hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

                  (1) Certificates, dated the Date of Delivery, of the President and Treasurer of the Fund and of the President or a Vice President of the Adviser confirming that the information contained in the certificates delivered by each of them at Closing Time pursuant to
         Section 5(c) and (d), respectively, remains true as such Date of Delivery.

                  (2) The favorable opinions of Ropes & Gray, counsel for the Fund, and William H. Woolverton, Esq., counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by Sections 5(b)(1) and (2), respectively.

                  (3) The favorable opinion of Brown & Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
         Section 5(b)(3).

                  (4) A letter from Coopers & Lybrand, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e), except that the "specified date" in the letter furnished pursuant to this Section 5(h)(4) shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6. Indemnification. (a) The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the

         Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Fund and the Adviser; and

                  (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided further, the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares (or to the benefit of any person controlling such Underwriter) if a copy of the Prospectus (as then amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sales of such Shares to such person and if indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable in accordance with its terms, the Fund, the Adviser and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Fund, the Adviser and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation payable pursuant to Section 2 hereof bears to the initial public offering price appearing on the cover page of the Prospectus, and the Fund and the Adviser are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee or director of the Fund and the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Fund and the Adviser, respectively.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the Pricing Agreement, or contained in certificates of officers of the Fund or the Adviser submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares to the Underwriters.

         SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by written notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has Occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in the Shares has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York or Massachusetts authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1209, attention of Mr. Steven J. Goulart, Vice President; notices to the Fund or the Adviser shall be directed to each of them at One Post Office Square, Boston, Massachusetts 02109, attention of Mr. John R. Verani, Vice President.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund and the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees and directors referred to in Section 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Liability of Shareholders, Trustees and Officers. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The

Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

         SECTION 14. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed in such State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our Agreement, please sign and return to the Fund and the Adviser a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Fund and the Adviser and in accordance with its terms.

                                Very truly yours,

                                PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                                By: /s/ George Putnam
                                    _______________________________________
                                             Authorized Officer


                                PUTNAM INVESTMENT MANAGEMENT, INC.


                                By: /s/ Gordon H. Silver
                                    _______________________________________
                                             Authorized Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
A.G. EDWARDS & SONS, INC.
KEMPER SECURITIES, INC.
PRUDENTIAL SECURITIES INCORPORATED
SHEARSON LEHMAN BROTHERS INC.
DAIN BOSWORTH INCORPORATED
FIRST OF MICHIGAN CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
RONEY & CO.
TUCKER ANTHONY INCORPORATED

By: Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated


By: /s/ Ruth Doyle
    ___________________________________
         Authorized Signatory
         Investment Banking

For themselves and as Representatives of the several Underwriters named in
Schedule A hereto.

                                   SCHEDULE A

                                                                 Number of
                                                                 Initial Shares
         Name of Underwriter                                     to be Purchased
         -------------------                                     ---------------

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated............................................   804,820
A.G. Edwards & Sons, Inc.........................................   804,818
Kemper Securities, Inc...........................................   804,818
Prudential Securities Incorporated...............................   804,818
Shearson Lehman Brothers Inc.....................................   804,818
Dain Bosworth Incorporated.......................................   804,818
First of Michigan Corporation....................................   804,818
Raymond James & Associates, Inc..................................   804,818
The Robinson-Humphrey Company, Inc...............................   804,818
Roney & Co.......................................................   804,818
Tucker Anthony Incorporated......................................   804,818
Bear, Stearns & Co. Inc..........................................   221,300
Alex. Brown & Sons Incorporated..................................   221,300
Kidder, Peabody & Co. Incorporated...............................   221,300
Oppenheimer & Co., Inc...........................................   221,300
PaineWebber Incorporated.........................................   221,300
Smith Barney, Harris Upham & Co. Incorporated ...................   221,300
Advest, Inc......................................................   150,000
Robert W. Baird & Co. Incorporated...............................   150,000
Cowen & Company..................................................   150,000
First Albany Corporation.........................................   150,000
Gruntal & Co., Incorporated......................................   150,000
Interstate/Johnson Lane Corporation..............................   150,000
Janney Montgomery Scott Inc......................................   150,000
Ladenburg, Thalmann & Co. Inc....................................   150,000
McDonald & Company Securities, Inc...............................   150,000
Morgan Keegan & Company, Inc.....................................   150,000
Needham & Company, Inc...........................................   150,000
Piper Jaffray Inc................................................   150,000
The Principal/Eppler, Guerin & Turner, Inc. .....................   150,000
Ragen MacKenzie Incorporated.....................................   150,000
Rauscher Pierce Refsnes, Inc.....................................   150,000
Stephens Inc.....................................................   150,000
Stifel, Nicolaus & Company, Incorporated ........................   150,000
Sutro & Co. Incorporated.........................................   150,000
Wheat, First Securities, Inc.....................................   150,000
The Chicago Corporation..........................................    75,000

Crowell, Weedon & Co.............................................    75,000
Dickinson & Co...................................................    75,000
Doft & Co., Inc..................................................    75,000
Dominick & Dominick, Incorporated................................    75,000
Fahnestock & Co. Inc.............................................    75,000
Ferris, Baker Watts, Incorporated................................    75,000
J.J.B. Hilliard, W.L. Lyons, Inc.................................    75,000
Johnston, Lemon & Co. Incorporated...............................    75,000
Josephthal Lyon & Ross Incorporated..............................    75,000
The Ohio Company.................................................    75,000
Parker/Hunter Incorporated.......................................    75,000
Rodman & Renshaw, Inc............................................    75,000
Scott & Stringfellow, Inc........................................    75,000
Seidler Amdec Securities Inc.....................................    75,000
Wedbush Morgan Securities........................................    75,000
Craig-Hallum, Inc................................................    56,300
Davenport & Co. of Virginia, Inc.................................    56,300
D.A. Davidson & Co. Incorporated.................................    56,300
Hamilton Investments, Inc........................................    56,300
Hanifen, Imhoff Inc..............................................    56,300
Laidlaw Equities, Inc............................................    56,300
David A. Noyes & Company.........................................    56,300
Raffensperger, Hughes & Co., Inc.................................    56,300
Southwest Securities, Inc........................................    56,300
Branch, Cabell and Company.......................................    37,500
The Chapman Company..............................................    37,500
JW Charles Securities, Inc.......................................    37,500
Juran & Moody, Inc...............................................    37,500
Moors & Cabot, Inc...............................................    37,500
Reich & Co., Inc.................................................    37,500
Spelman & Co., Inc...............................................    37,500
                                                                 ----------

         Total.................................................. 15,000,000
                                                                 ==========